UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 31, 2010

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2010, WD-40 Company (the “Company”) entered into a Supplemental Death Benefit Plan agreement (the “Death Benefit Plan”) with Jay W. Rembolt, Vice President and Chief Financial Officer. The Death Benefit Plan is in substantially the same form as the form of the Supplemental Death Benefit Plan agreement entered into between the Company and other executive officers of the Company attached as Exhibit 10(a) to the Company’s Annual Report on Form 10-K filed on October 22, 2007.

The Death Benefit Plan for Mr. Rembolt provides that in the event of Mr. Rembolt’s death prior to the termination of his employment for any reason, including resignation, retirement, disability or termination by the Company, an amount equal to Mr. Rembolt’s then current base salary will be paid to Mr. Rembolt’s designated beneficiary or, if there is no designated beneficiary, to Mr. Rembolt’s estate.

The death benefit payable by the Company pursuant to the Death Benefit Plan will not be formally funded, but the Company intends to acquire a key man life insurance policy on the life of Mr. Rembolt to cover its obligations under the Death Benefit Plan. Neither Mr. Rembolt nor his designated beneficiary or estate will have any right, title or interest in this life insurance policy.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: September 1, 2010	/S/ JAY W. REMBOLT
Jay W. Rembolt
Vice President and Chief Financial Officer
(Principal Financial Officer)